EXHIBIT 3.2
BY-LAWS


                                     BY-LAWS
                                     -------

                                       OF
                                       --

                           BENJAMIN ACQUISITIONS INC.
                          ----------------------------

                               ARTICLE I - OFFICES
                               -------------------


1.1     Registered  Office:     The  registered  office shall be established and
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maintained  at 15 East North Street, Dover in the County of Kent in the State of
Delaware.

1.2     Other Offices:     The corporation may have other offices, either within
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or without the State of Delaware, at such place or places the Board of Directors may  from  time  to time appoint or the business of the corporation may require.


                      ARTICLE II- MEETINGS OF STOCKHOLDERS
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2.1     Annual  Meetings: Annual meetings of the stockholders of the Corporation
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shall  be  held  at such place either within or without the State of Delaware as may be fixed by the Board of Directors from time to time or as shall be specified in the respective notices thereof.

2.2     Date  and  Hour  of  Annual Meetings of Stockholders:  An annual meeting
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shall  be  held  at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. In the event the Board of Directors fails to so determine the time, date and place of meeting, the annual meeting of stockholders shall be held at the registered office of the corporation in Delaware on

     If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day.

2.3     Purpose  of  Annual  Meetings:  At each annual meeting, the stockholders
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shall  elect  the members of the Board of Directors for the succeeding year.  At any  such  annual  meeting  any  further  proper  business  may  be  transacted.
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Meetings  of  stockholders  for any purpose other than the election of directors may be held at such time and place, within or without the State of Delaware, as shall be state in the notice of meeting.

2.4     Special Meetings of Stockholders:  Special meetings of the stockholders,
        ---------------------------------
for any purpose, unless otherwise prescribed by statue or by the Certificate of Incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the directors or stockholders entitled to vote. Such request shall state the purpose of the proposed meeting.

2.5     Notice  of Meetings of Stockholders:  Written notice, stating the place,
        ------------------------------------
date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation, not less than ten nor more than fifty days before the date of the meeting.

2.6     Quorum  of  Stockholders:
        -------------------------

(a) Unless otherwise provided by the Certificate of Incorporation or by law, at any meeting of the stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of the votes thereat shall constitute a quorum.

(b) At any meeting of the stockholders at which a quorum shall be present, a majority of voting stockholders, present in person or by proxy, may adjourn the meeting from time to time without notice other than announcement at the meeting. In the absence of a quorum, a majority in interest of the stockholders entitled to vote thereat, present or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present

(c) At any adjourned session at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting originally called but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

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2.7.     Voting  by  Stockholders:  Except  as  may be otherwise provided by the
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Certificate  of  Incorporation  or  these  by-laws,  at  every  meeting  of  the stockholders each stockholder shall be entitled to one vote for each share of voting stock standing in his name one the books of the corporation on the record date for the meeting. Upon the demand of any stockholder, the vote for directors and upon any question before the meeting shall be by ballot. All directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.


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2.8.     Proxies:     Any  stockholder  entitled  to  vote  at  any  meeting  of
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stockholders  may vote either in person or by proxy, but no proxy shall be voted after  three years from its date unless such proxy provides for a longer period.


2.9.     List  of  Stockholders:
         -----------------------

          (a) At least ten days before every meeting of stockholders, the Secretary shall prepare and make a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.

          (b) During ordinary business hours, for a period of at least ten days prior to the meeting, such list shall be open to examination by any stockholder for any purpose germane to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

          (c) This list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and it may be inspected by any stockholder who is present.

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2.10.     Business  Transacted:  No  business other than that stated in the
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notice  shall  be transacted at any meeting without the unanimous consent of all the  stockholders  entitled  to  vote  thereat.

2.11.     Action By Consent Without Meeting:     Except as otherwise provided by
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the Certificate of Incorporation, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or the Certificate of Incorporation or of these By-Laws, the meeting and vote of stockholders may be dispensed with, if all the stockholders who would have been entitled by vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.


                             ARTICLE III- DIRECTORS
                             ----------------------

3.1     Number  and  Term:  The  number of directors shall be not more than nine
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(9).  The  directors  shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his successor shall be elected and shall qualify. The number of directors may not be less than three except that where all the shares of the corporation are owned beneficially and of record by either one or two stockholders, the number of directors may be less that three but not less than the number of stockholders.

3.2     Resignations:     Any  director,  member  of  a  committee or other
             ------------
officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time is specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.


3.3     Vacancies:  If  the  office  of  any  director, member of a committee or
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other office becomes vacant, the remaining directors in office, though less than a quorum by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

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3.4     Removal:  Any  director  or  directors may be removed either for or
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without  cause  at any time by the affirmative vote of the holders of a majority of all the shares of the stock outstanding and entitled to vote, at a special meeting of the stockholders called for the purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the stockholders entitled to vote.

3.5.     Increase of number:  The number of directors may increased by amendment
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of  these By-Laws by the affirmative vote of a majority of the directors, though less than a quorum, or, by the affirmative vote of a majority in interest of the stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.

3.6.     Compensation:     Directors  shall  not  receive  any  salary for their
         ------------
service on the Board of Directors or any committees thereof, but by resolution of the board a fixed fee and expenses of attendance may be allowed at each meeting. Nothing herein contained shall be construed to preclude any Director from serving in any other capacity as an officer, agent or other, and receiving compensation therefor.

3.7.     Action  Without  Meeting:     Any  action  required  or permitted to be
         -------------------------
taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the board, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

                              ARTICLE IV- OFFICERS
                              --------------------


4.1     Officers,  Title,  Elections,  Terms:
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(a)     The  elected  officers  of  the  corporation  shall  be  a  President, a
Treasurer and a Secretary, and such other officers as the Board of Directors shall deem advisable. In addition, the Board of Directors may elect a Chairman, on or more Vice-Presidents and such Assistant Securities and Assistant Treasurers as it may deem proper. None of the officers of the corporation need be directors. The officers shall be elected at the first meeting of the Board
of  Directors  after each annual meeting.   More than two offices may be held by
the  same  person.

(b) The Board of Directors may elect or appoint at any time, and from time to time, additional officers or agents with such duties as it may deem necessary or desirable. Such additional officers shall serve at the pleasure of the Board or otherwise as shall be specified by the Board at the time of such election or appointment.


4.2.     Duties:
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(a)     Chairman:  The  Chairman  of  the  Board of Directors if one be elected,
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shall  preside  at  all  meetings of the Board of Directors and he shall have an perform such other duties as from time to time may be assigned to him by the Board of Directors.

(b)     President:  The  President  shall  be the chief executive officer of the
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corporation  and  shall  have  the  general powers and duties of supervision and management usually vested in the officer of President of a corporation. He shall preside at all meetings if present thereat, and in the absence or non-election of the Chairman of the Board of Directors, at all meetings of the Board of Directors, and shall have general supervision, direction and control of the business of the corporation except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages, and other contracts in behalf of the corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant
Secretary  or  an  Assistant  Treasure.

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(c)     Vice-President:  Each  Vice-President  shall  have such powers and shall
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perform  such  duties  as  shall  be  assigned  to  him  by  the  directors.


(d)     Treasurer:     The  Treasurer  shall  have  the custody of the corporate
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funds  and  securities  and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. He shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as a Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the board shall prescribe.

(e)     Secretary:     The  Secretary shall (1) keep the minutes of the meetings
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of  the  stockholders,  the  Board  of Directors, and all committees, if any, of which a secretary shall not have been appointed, in one or more books provided for that purpose; (2) see that all notices are duly given in accordance with the provisions of these by-laws and as required by law; (3) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal, is duly authorized; (4) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (5) have general charge of stock transfer books of the Corporation; and (6) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

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(f)     Assistant  Treasures  &  Assistant Securities:  Assistant Treasurers and
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Assistant  Secretaries,  if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.


                            ARTICLE V - CAPITAL STOCK
                            -------------------------


5.1.     Stock  Certificates:
         --------------------

(a) Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of, the corporation by the chairman or vice-chairman of the board of directors, or the president or a vice-president and by the Treasurer or an assistant treasure, or the Secretary, certifying the number of shares owned by him.

(b) If such certificate is countersigned by a transfer agent other than the corporation or its employee, or by a registrar other than the corporation or its employee, the signatures of the officers of the corporation may be facsimiles, and, if permitted by law, any other signature may be a facsimile.

(c) If the corporation shall be authorized to issued more than one class of stock or more one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preference and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class of series of stock, provided that, except as other wise provided in section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

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5.2.     Record  Ownership:          A  record  of  the  name and address of the
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holder  of  such  certificate,  the number of shares represented thereby and the date of issue thereof shall be made on the corporation's books. The corporation shall be entitled to treat the holder of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by law.


5.3.     Transfer  of  Record  Ownership:     Transfer of stock shall be made on
         --------------------------------
the books of the corporation only by direction of the person named in the certificate or his attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the corporation for transfer, both the transferor and the transferee request the corporation to do so.


5.4.     Lost,  Stolen  or Destroyed Certificates:     Certificates representing
         -----------------------------------------
shares of stock of the corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed in such manner and on such terms and conditions as the Board of Directors from time to time may authorize. However, the directors may, in their discretion, require the owner of the lost or destroyed certificate or his legal representatives, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against it on account of the alleged loss of nay such new certificate.

5.5     Fixing Record Date for Determination of Stockholders of Record:      The
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Board  of  Directors  may  fix,  in  advance,  a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of the stockholders or any adjournment thereof, or the stockholders

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entitled  to  receive  payment  of  any  dividend  or  other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or to express consent to corporate action in writing without a meeting, or in order to make a determination of the stockholders for the purpose of any other lawful action. Such record date in any case shall be not more than sixty days nor less than ten days before the date of a meeting of the stockholders, nor more than sixty days prior to any other action requiring such determination of the stockholders. A determination of stockholders of record entitled to notice or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

5.6.     Dividends:     Subject  to  the  provisions  of  the  Certificate  of
         ----------
Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the Board of Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board of Directors shall deem conducive to the interests of the corporation.

5.7.     Seal:     The  corporation  seal  shall  be  circular in form and shall
         ----
contain the name of the corporation, the year of its creation and the words "CORPORATE SEAL DELAWARE." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

5.8.     Fiscal Year:     The fiscal year of the corporation shall be determined
         -----------
by  resolution  of  the  Board  of  Directors.

5.9.     Checks:     All  checks,  drafts  or other orders for payment of money,
         ------
notes or other evidences of indebtedness issued in the mane of the corporation shall be signed by the officer or officers, agent or agents of the corporation, ad in such manner as shall be determined from time to time by resolution of the Board of Directors.

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6.0.     Notice  and  Waiver  of  Notice:     Whenever any notice is required by
         -------------------------------
these By-Laws to be given, personal notice is not meant unless expressly sated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at this address as it appears on the records of the corporation, and such notice shall be deemed to have been give on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statues.

     Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the corporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed proper notice.



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          ARTICLES VI - CLOSE CORPORATIONS:  MANAGEMENT BY SHAREHOLDERS
          -------------------------------------------------------------

6.1. If the certificate of incorporation of the corporation states that the business and affairs of the corporation shall be managed by the shareholders of the corporation rather than by a board of directors, then, whenever the context so requires the shareholders of the corporation shall be deemed the directors of the corporation for purposes of applying any provision of these By-Laws.


                            ARTICLE VII - AMENDMENTS
                            ------------------------


     7.1 These By-laws may be altered and repealed and By-Laws may be made at any annual meeting of the stockholders or at any special meeting thereof if notice thereof is contained in the notice of such special meeting by the affirmative vote of a majority of the stock issued and outstanding or entitled to vote thereat, or by the regular meeting of the Board of Directors, at any regular meeting of the Board of Directors, if notice thereof is contained in the notice of such special meeting.




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